Exhibit 99.1

LiveVox Announces Second Quarter 2022 Financial Results
Second quarter contract revenue year-over-year growth of 19.7% to $26.8 million
Second quarter total revenue year-over-year growth of 14.1% to $33.0 million

SAN FRANCISCO, CA – August 9, 2022 - LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2022.

“Our Adjusted EBITDA performance came in above the high end of guidance and remains significantly ahead of schedule. We will be Adjusted EBITDA positive in Q4 of 2022, pivoting LiveVox to positive free cashflow in calendar 2023,” said Louis Summe, CEO. “While we are taking prudent cost control measures where needed, our switch to being 100% in the public cloud has fueled this impressive improvement. Despite some weaker than anticipated excess usage revenue in the quarter, we continue to believe that LiveVox is well positioned to benefit from tailwinds in the back half of the year.”

Second Quarter 2022 Financial Highlights
•Revenue: Total revenue was $33.0 million for the second quarter of 2022, up 14.1% compared to $28.9 million for the second quarter of 2021.
•Contract Revenue: Contract revenue was $26.8 million for the second quarter of 2022, up 19.7% compared to $22.4 million for the second quarter of 2021.
•Gross Profit: Gross profit was $20.4 million for the second quarter of 2022, up 180.1% compared to $7.3 million for the second quarter of 2021.
•Non-GAAP Gross Profit* and Non-GAAP Gross Margin*: Non-GAAP gross profit was $21.2 million for the second quarter of 2022, up 18.7% compared to $17.8 million for the second quarter of 2021; Non-GAAP gross margin was 64.2% for the second quarter of 2022 after adjusting for stock-based compensation associated with restricted stock units and performance-based restricted stock units granted under the 2021 Equity Incentive Plan and depreciation and amortization, compared to 61.7% for the second quarter of 2021.
•Net loss: Net loss was $10.8 million for the second quarter of 2022, compared to net loss of $75.8 million for the second quarter of 2021.
•Adjusted EBITDA*: Adjusted EBITDA loss was $5.6 million for the second quarter of 2022, compared to Adjusted EBITDA loss of $2.6 million for the second quarter of 2021.
* Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP

Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Business Outlook
In determining the financial guidance to provide to investors, the Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on the Company’s results. LiveVox emphasizes that the guidance provided is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below. As such, LiveVox is providing guidance for its third quarter of 2022 and reiterating its full year 2022 guidance with a positive update to its Adjusted EBITDA guidance :

•Third Quarter of 2022 Guidance:
◦Total revenue is expected to be in the range of $35.0 million to $36.0 million, representing growth of 15% to 18% year-over-year.
◦Contract revenue is expected to be in the range of $27.5 million to $28.0 million, representing growth of 19% to 21% year-over-year.
◦Excess usage revenue is expected to be in the range of $7.5 million to $8.0 million, representing growth of 1% to 7% year-over-year.
◦Adjusted EBITDA loss is expected to be in the range of $3.6 million to $2.6 million.
•Full Year 2022 Guidance:
◦Total revenue is expected to be in the range of $138 million to $140 million, representing growth of 16% to 17% year-over-year.
◦Contract revenue is expected to be in the range of $108 million to $109 million, representing growth of 19% to 20% year-over-year.
◦Excess usage revenue is expected to be in the range of $28 million to $31 million, representing growth of (3)% to 8% year-over-year.
◦Adjusted EBITDA loss is now expected to be in the range of $17 million to $15 million.

Quarterly Conference Call
LiveVox will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the second quarter ended June 30, 2022. To access this call, dial 855-327-6837 for the U.S. or Canada, or 631-891-4304 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investor Relations section of LiveVox’s website, and a recording will be archived. An audio replay of this conference call will also be available through 11:59 p.m. Eastern Time , August 23, 2022, by dialing 844-512-2921 for the U.S. or Canada (or 412-317-6671 for callers outside the U.S. or Canada) and entering passcode 10019713.

About LiveVox, Inc.

LiveVox (NASDAQ: LVOX) is a next-generation contact center platform that powers more than 14 billion interactions a year. By seamlessly integrating omnichannel communications, CRM, AI, and WFO capabilities, the Company’s technology delivers an exceptional agent and customer experience while reducing compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has approximately 650 global employees and is headquartered in San Francisco, with offices in Atlanta, Columbus, Denver, Medellin (Colombia) and Bangalore (India). For more information visit: http://www.livevox.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to expected bookings, expected revenue and annual recurring revenue from contracts, growth expectations, and future financial results, including guidance. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include risks or liabilities assumed as a result of our ability to meet financial and operating guidance, ability to achieve financial targets, and successfully manage capital expenditures; risks related to the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates; risks related to the Company’s reliance on information systems and the ability to properly maintain the confidentiality and integrity of data; risks related to the occurrence of cyber incidents or a deficiency in cybersecurity protocols; risks related to the ability to obtain third-party software licenses for use in or with the Company’s products; general economic and business conditions; the impact of COVID-19 on LiveVox’s business; risks related to our intellectual property rights, risks related to our ability to secure additional financing on favorable terms, or at all, to meet our capital needs; increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on our products which may increase our customers’ cost of using our products and/or increase our costs and reduce our profit margins to the extent the costs are not passed through to our customers, and our potential liability for past sales and other taxes, surcharges and fees; changes in government regulation applicable to the collections industry or any failure of us or our customers to comply with existing regulations; changes in base interest rates and significant market volatility on the Company’s business, the Company’s industry and the global economy as well as those factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”).

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited) (In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenue	$32,987	$28,913	$65,080	$56,858
Cost of revenue	12,548	21,615	26,180	32,795
Gross profit	20,439	7,298	38,900	24,063
Operating expenses
Sales and marketing expense	14,970	27,685	29,622	36,593
General and administrative expense	7,546	24,637	15,014	29,517
Research and development expense	8,167	30,169	16,657	36,349
Total operating expenses	30,683	82,491	61,293	102,459
Loss from operations	(10,244)	(75,193)	(22,393)	(78,396)
Interest expense, net	744	941	1,494	1,885
Change in the fair value of warrant liability	(92)	(375)	(484)	(375)
Other expense, net	113	32	49	25
Total other expense, net	765	598	1,059	1,535
Pre-tax loss	(11,009)	(75,791)	(23,452)	(79,931)
Provision for (benefit from) income taxes	(229)	52	315	87
Net loss	$(10,780)	$(75,843)	$(23,767)	$(80,018)
Comprehensive loss
Net loss	$(10,780)	$(75,843)	$(23,767)	$(80,018)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	(153)	(25)	(202)	14
Net unrealized loss on marketable securities	(288)	—	(1,176)	—
Total other comprehensive income (loss), net of tax	(441)	(25)	(1,378)	14
Comprehensive loss	$(11,221)	$(75,868)	$(25,145)	$(80,004)
Net loss per share
Net loss per share—basic and diluted	$(0.12)	$(1.08)	$(0.26)	$(1.17)
Weighted average shares outstanding—basic and diluted	91,562	69,945	91,520	68,291

Consolidated Balance Sheets
(In thousands, except per share data)

	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,873	$47,217
Restricted cash, current	100	100
Marketable securities, current	47,220	7,226
Accounts receivable, net	18,524	20,128
Deferred sales commissions, current	2,885	2,691
Prepaid expenses and other current assets	4,068	6,151
Total Current Assets	102,670	83,513
Property and equipment, net	3,207	3,010
Goodwill	47,481	47,481
Intangible assets, net	18,320	20,195
Operating lease right-of-use assets	5,221	5,483
Deposits and other	406	664
Marketable securities, net of current	—	42,148
Deferred sales commissions, net of current	6,965	6,747
Deferred tax asset, net	89	—
Total Assets	$184,359	$209,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,081	$6,490
Accrued expenses	10,208	13,855
Deferred revenue, current	1,142	1,307
Term loan, current	701	561
Operating lease liabilities, current	1,890	1,946
Finance lease liabilities, current	25	26
Total current liabilities	20,047	24,185
Long term liabilities:
Deferred revenue, net of current	452	456
Term loan, net of current	54,092	54,459
Operating lease liabilities, net of current	3,729	4,046
Finance lease liabilities, net of current	—	11
Deferred tax liability, net	—	2
Warrant liability	283	767
Other long-term liabilities	338	337
Total liabilities	78,941	84,263

Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.0001 par value per share; 25,000 shares authorized and none issued and outstanding as of June 30, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value per share; 500,000 shares authorized and 91,547 shares issued and outstanding as of June 30, 2022; 500,000 shares authorized and 90,697 shares issued and outstanding as of December 31, 2021.	9	9
Additional paid-in capital	259,053	253,468
Accumulated other comprehensive loss	(1,855)	(477)
Accumulated deficit	(151,789)	(128,022)
Total stockholders’ equity	105,418	124,978
Total liabilities & stockholders’ equity	$184,359	$209,241

Consolidated Statements of Cash Flows
(Unaudited) (Dollars in thousands)

	For the six months ended June 30,
	2022	2021
Operating activities:
Net loss	$(23,767)	$(80,018)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	556	962
Amortization of identified intangible assets	1,875	2,244
Amortization of deferred loan origination costs	54	72
Amortization of deferred sales commissions	1,507	832
Non-cash lease expense	931	801
Stock-based compensation expense	5,902	278
Equity incentive bonus	—	68,674
Bad debt expense	402	22
Deferred income tax benefit	(91)	(230)
Loss on sale of marketable securities	42	—
Amortization of premium paid on marketable securities	246	—
Change in the fair value of the warrant liability	(484)	(375)
Offering cost associated with Warrants recorded as liabilities	—	41
Changes in assets and liabilities
Accounts receivable	1,203	(1,358)
Other assets	2,340	(807)
Deferred sales commissions	(1,919)	(1,609)
Accounts payable	(409)	1,362
Accrued expenses	(3,647)	218
Deferred revenue	(169)	(33)
Operating lease liabilities	(990)	(724)
Other long-term liabilities	—	(1)
Net cash used in operating activities	(16,418)	(9,649)
Investing activities:
Purchases of property and equipment	(772)	(604)
Purchases of marketable securities	(5,413)	—
Proceeds from sale of marketable securities	3,451	—
Proceeds from maturities and principal paydowns of marketable securities	2,652	—
Proceeds from asset acquisition, net of cash paid	—	1,326
Net cash provided by (used in) investing activities	(82)	722
Financing activities:
Proceeds from Merger and PIPE financing, net of cash paid	—	157,383
Repayment on loan payable	(280)	(1,536)
Repayment of drawdown on line of credit	—	(4,672)
Repayments on finance lease obligations	(13)	(242)
Payment of employees’ withholding taxes on net share settlement of share-based awards	(317)	—
Net cash provided by (used in) financing activities	(610)	150,933
Effect of foreign currency translation	(234)	(49)

Net increase (decrease) in cash, cash equivalents and restricted cash	(17,344)	141,957
Cash, cash equivalents, and restricted cash beginning of period	47,317	19,566
Cash, cash equivalents, and restricted cash end of period	$29,973	$161,523

	For the six months ended June 30,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$1,626	$1,805
Income taxes paid	247	175
Supplemental schedule of noncash investing activities:
Change in unrealized loss on marketable securities	$1,177	$—
Additional right-of-use assets	617	3,246
Contingent consideration in asset acquisition	—	7,000

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (dollars in thousands):

	As of June 30,
	2022	2021
Cash and cash equivalents	$29,873	$161,423
Restricted cash, current	100	—
Restricted cash, net of current	—	100
Total cash, cash equivalents and restricted cash	$29,973	$161,523

Non-GAAP Financial Measures
Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

Adjusted EBITDA
We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest expense, net, (v) change in the fair value of warrant liability, (vi) other expense, net, (vii) provision for (benefit from) income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin Percentage
U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings. We define Non-GAAP gross profit as gross profit after adding back the following items: (i) depreciation and amortization; (ii) long-term equity incentive bonus and stock-based compensation expenses; and (iii) other non-recurring expenses. We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expenses and other non-recurring expenses because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing Non-GAAP gross margin to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

Please see tables below for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures for the periods presented.

GAAP Net Loss to Adjusted EBITDA
(Unaudited) (Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(10,780)	$(75,843)	$(23,767)	$(80,018)
Non-GAAP adjustments:
Depreciation and amortization	1,085	1,602	2,431	3,205
Long-term equity incentive bonus and stock-based compensation expenses	3,423	69,423	5,902	69,965
Interest expense, net	744	941	1,494	1,885
Change in the fair value of warrant liability	(92)	(375)	(484)	(375)
Other expense, net	113	32	49	25
Acquisition and financing related fees and expenses	—	1,041	—	1,041
Transaction-related costs	183	570	183	1,303
Golden Gate Capital management fee expenses	—	(25)	—	146
Provision for (benefit from) income taxes	(229)	51	315	86
Adjusted EBITDA	$(5,553)	$(2,583)	$(13,877)	$(2,737)

GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited) (Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$20,439	$7,298	$38,900	$24,063
Depreciation and amortization	342	911	952	1,858
Long-term equity incentive bonus and stock-based compensation expenses	403	9,633	715	9,686
Non-GAAP gross profit	$21,184	$17,842	$40,567	$35,607

Gross margin %	62.0%	25.2%	59.8%	42.3%
Non-GAAP gross margin %	64.2%	61.7%	62.3%	62.6%

The following table presents the stock-based compensation expenses included in Company’s results of operations for the three and six months ended June 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021
Cost of revenue	$403	$14	$715	$28
Sales and marketing expense	870	28	1,477	56
General and administrative expense	941	69	1,601	138
Research and development expense	1,209	28	2,109	56
Total stock-based compensation	$3,423	$139	$5,902	$278

The following table presents the long-term equity incentive bonus included in Company’s results of operations for the three and six months ended June 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021
Cost of revenue	$—	$9,619	$—	$9,658
Sales and marketing expense	—	17,964	—	18,087
General and administrative expense	—	18,307	—	18,401
Research and development expense	—	23,394	—	23,541
Total long-term equity incentive bonus	$—	$69,284	$—	$69,687

Contacts
Investor Contacts:
Alexis Waadt
awaadt@livevox.com

Ryan Gardella
livevoxIR@icrinc.com

Press contacts:
Nick Bandy
nbandy@livevox.com

Katie Creaser
livevoxPR@icrinc.com

Source: LiveVox Holdings, Inc.